UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

THE BOYDS COLLECTION, LTD.
(Exact name of registrant as specified in its charter)

Maryland	001-14843	52-1418730
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

350 South Street
McSherrystown, Pennsylvania 17344
(Address of Principal executive offices, including  Zip Code)

(717) 633-9898
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On June 13, 2006, the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Second Amended Plan of Reorganization (the “Plan”) of (a) The Boyds Collection, Ltd.; (b) The Boyds Collection, Ltd., LP; (c) Boyds Operations Inc.; (d) The Boyds Collection — Pigeon Forge, LLC; (e) The Boyds Collection — Myrtle Beach, LLC; (f) The Boyds Collection — Branson, LLC; (g) J&T Designs and Imaginations, Inc.; (h) HC Accents & Associates, Inc.; and (i) Boyds Bear and Company, LP (collectively, the “Debtors”).

A copy of the Plan is attached as Exhibit 2.01 to this Current Report on Form 8-K and is incorporated herein by reference.

The following is a summary of the material features of the Plan as it was confirmed by the Bankruptcy Court. This summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

Material Features of the Plan:

The Plan provides for the Debtors to continue to conduct their current business operations under a new capital structure. It embodies the agreement of Laminar, the Debtors’ principal secured creditor (together with other lenders under the Credit Agreement, dated February 23, 2005, the “Senior Secured Lenders”) to accept significant modifications to their current secured debt positions. Specifically, the Senior Secured Lenders will exchange their $57.7 million in Senior Secured Claims arising under the Debtors’ pre-petition credit facility agreement for 48.5% of the New Common Stock in Reorganized Boyds and $30 million in post-Confirmation secured debt securities of the Reorganized Debtors. This should afford the Reorganized Debtors substantial breathing space to implement their business plan and thereby permit larger Distributions to holders of Allowed General Unsecured Claims and to holders of Qualifying and Non-Qualifying Noteholder Claims (if the relevant Classes accept the Plan), as well as providing value to be distributed to holders of Interests in Boyds Collection, Ltd. in the form of 46.5% of the New Common Stock in Reorganized Boyds.

The Plan permits the Debtors to reorganize as a going concern. This will result in a variety of advantages to the Debtors and their stakeholders that not only would be unavailable in a piecemeal liquidation, but that likely could not be secured even through a “going concern” sale of the Debtors’ entire enterprise.

All Claims against each of the Debtors will be classified and treated under the Plan. Under the Plan, the principal Classes of Claims and Interests will be treated as follows:

•                  Holders of Senior Secured Claims will receive for their claims of approximately $57.7 million:  senior secured promissory notes in the aggregate principal amount of $30 million, to be due in five years following the Effective Date; and New Common Stock representing approximately 48.5% of the New Common Stock issued on the Effective Date.

•                  Each holder of an Allowed Qualifying Noteholder Claim shall receive Cash in the amount of 22% of the Allowed amount of such Allowed Qualifying Noteholder Claim, to be paid, if at all, on the date upon which a Future Transaction is consummated; plus its Pro Rata Share of 5% of the New Common Stock, plus its Pro Rata Share of 50% of the Reallocated Shares.

•                  Each holder of an Allowed Non-Qualifying Noteholder Claim shall receive  Cash in the amount of 24% of the Allowed amount of such Allowed Non-Qualifying Noteholder Claim to be paid, if at all, on  the date upon which a Future Transaction is consummated.

•                  Each holder of an Allowed General Unsecured Claim or Claims will receive Cash equal to 28% of its Allowed General Unsecured Claim or Claims.

•                  Secured Claims other than those of the Senior Secured Claims will be treated either as agreed by the parties or in a manner that reinstates the Secured Claim or provides for payment to the creditor equal to the value of such creditor’s collateral.

•                  Each holder of an Allowed Other Priority Claim shall receive, on account of and in full and complete settlement, release and discharge of such Allowed Other Priority Claim, (a) Cash equal to the amount of such Allowed Other Priority Claim or (b) such other treatment as to which the Reorganized Debtors and such holder shall have agreed upon in writing in an amount sufficient to render such Allowed Priority Claim not Impaired under section 1124 of the Bankruptcy Code, to be paid on the latest of (a) the Effective Date (or as soon thereafter as is reasonably practicable), (b) five Business Days after the Allowance Date for such Other Priority Claim, or (c) the date on which the Debtors and the holder of such Allowed Other Priority Claim otherwise agree.

•                  Allowed Priority Tax Claims will either be paid, at the sole option of the Debtors, (a) on the latter of (i) the Effective Date (or as soon thereafter as is reasonably practicable), (ii) five Business Days after the Allowance Date with respect to such Allowed Priority Tax Claim; (b) beginning the first anniversary following the Effective Date, Cash payments to be made in equal annual installments, with the final installment being payable no later than the sixth anniversary of the date of the assessment of such Allowed Priority Tax Claim, in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest on the unpaid balance of such claim calculated from the Effective Date through the date of payment at the Applicable Rate; or (c) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors.

•                  Interests in, or consisting of, the current common stock of Boyds will be extinguished as of the Effective Date, and each holder of an Allowed Interest shall receive its Pro Rata Share of 46.5% of the New Common Stock.

The Confirmation Order and Plan provide for releases and exculpation of the Debtors, their officers and directors and other parties to the bankruptcy proceedings. Additionally, the Plan discharges and releases the Reorganized Debtors from liabilities which arose prior to June 14, 2006.

As of March 31, 2006 the Company had total assets of approximately $59.8 million and total liabilities of approximately $100.9 million.

Forward-looking statements. This report contains forward-looking statements that are based on management’s expectations, estimates, projections and assumptions pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are identified by words such as “will,” “shall,” “would” and “should.” We undertake no obligation to update such statements. Actual results may differ based on a variety of factors including those contained under “Risk factors which may affect future performance” in our annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC on June 8, 2006.

Item 9.01 Exhibits

2.01

Debtors’ Second Amended Joint Plan of Reorganization. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2005 filed with the SEC on June 8, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOYDS COLLECTION, LTD.

By:	/s/ Michael A. Prager
Name:	Michael A. Prager
Title:	President

Date: June 23, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.0.1

Debtors’ Second Amended Joint Plan of Reorganization. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2005 filed with the SEC on June 8, 2006).